Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 130 to File No. 002-13017; Amendment No. 130 to File No. 811-00750) of Delaware Group Equity Funds II of our reports dated January 21, 2008, included in the 2007 Annual Report to shareholders.

Philadelphia, Pennsylvania
March 25, 2008

/s/ Ernst & Young LLP
Ernst & Young LLP